Exhibit 99.1

News Release

For Immediate Release

ALERIS INTERNATIONAL, INC. ANNOUNCES

EXTENSION OF EXCHANGE OFFER

Beachwood, OH, August 21, 2007 – Aleris International, Inc., a global leader in aluminum rolled and extruded products, aluminum recycling and specification alloy production, announced today the extension of its offer to exchange up to $600 million aggregate principal amount of its 9%/9 3/4% Senior Notes due 2014 and up to $400 million aggregate principal amount of its 10% Senior Subordinated Notes due 2016 for an equal principal amount of 9%/9 3/4% Senior Notes due 2014 and 10% Senior Subordinated Notes due 2016 that have been registered under the Securities Act of 1933, as amended. The exchange offer is now scheduled to expire at 12:00 a.m., Eastern Time, on August 23, 2007, unless further extended by Aleris International, Inc. As of 5:00 p.m., Eastern Time, on August 21, 2007, approximately $599.9 million of the outstanding 9%/9 3/4% Senior Notes and approximately $400 million of the outstanding 10% Senior Subordinated Notes had been tendered in the exchange offer.

Requests for a prospectus and a letter of transmittal in connection with the exchange offer for the 9%/9 3/4% Senior Notes due 2014 or the exchange offer for the 10% Senior Subordinated Notes due 2016 should be directed to the exchange agent, LaSalle Bank National Association, at (312) 904-5527. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. The Company is also a recycler of zinc and a leading U.S. manufacturer of zinc metal and value-added zinc products that include zinc oxide and zinc dust. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 48 production facilities in North America, Europe, South America and Asia, and employs approximately 8,500 employees. For more information about Aleris, please visit our Web site at www.aleris.com.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2007 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating Aleris’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; an anticipated favorable economic environment in 2007; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, Aleris’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisitions; further slowdowns in automotive production in the U.S. and Europe; the financial condition of Aleris’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that Aleris processes; the ability of Aleris to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of Aleris; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of Aleris’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of Aleris’s shipments; restrictions on and future levels and timing of capital expenditures; retention of Aleris’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in Aleris’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to Aleris’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended June 30, 2007, particularly the sections entitled “Risk Factors” contained therein.

Contact:	Michael D. Friday
Aleris International, Inc.
Phone # 216-910-3503